Contract No.: 936



                             GAS TRANSPORTATION AGREEMENT
                        (For Use Under FT-A Rate Schedule)


               THIS AGREEMENT is made and entered into as of the 1st day of September, 1993, by and between TENNESSEE GAS PIPELINE COMPANY, a Delaware Corporation, hereinafter referred to as "Transporter" and PENNSYLVANIA & SOUTHERN GAS COMPANY, a Delaware corporation, hereinafter referred to as "Shipper." Transporter and Shipper shall collectively be referred to herein as the "parties."


                                      ARTICLE I
                                     DEFINITIONS

          1.1 TRANSPORTATION QUANTITY - shall mean the maximum daily quantity (MDQ) of gas which Transporter agrees to receive and transport on a firm basis, subject to Article II herein, for the account of Shipper hereunder on each day during each month of each year during the term hereof which shall be 6,527 dekatherms
          (Dth). Any limitations of the quantities to be received from each Point of Receipt and/or delivered to each Point of Delivery shall be as specified on Exhibit A attached hereto.

          1.2 EQUIVALENT QUANTITY - shall be as defined in Article I of the General Terms and Conditions of Transporter's FERC Gas Tariff.

                                      ARTICLE II
                                    TRANSPORTATION

               Transportation Service - Transporter agrees to accept and receive daily on a firm basis, at the Point (s) of Receipt from Shipper or for Shipper's account such quantity of gas as Shipper makes available up to the Transportation Quantity, and to deliver to or for the account of Shipper to the Point(s) of Delivery an Equivalent Quantity of gas.

                                     ARTICLE III
                           POINT(S) OF RECEIPT AND DELIVERY

          The Primary Receipt and Delivery Points shall be those points specified on Exhibit A attached hereto.



                                      ARTICLE IV

          All facilities are in place to render the service provided for in





          this Agreement.


                                      ARTICLE V
                 QUALITY SPECIFICATIONS AND STANDARDS FOR MEASUREMENT

          For all gas received, transported and delivered hereunder the parties agree to the Quality Specifications and Standards for Measurement as specified in the General Terms and Conditions of Transporter's FERC Gas Tariff Volume No. 1. To the extent that no new measurement facilities are installed to provide service hereunder, measurement operations will continue in the manner in which they have previously been handled. In the event that such facilities are not operated by Transporter then responsibility for operations shall be deemed to be Shipper's.


                                      ARTICLE VI
                       RATES AND CHARGES FOR GAS TRANSPORTATION

          6.1 TRANSPORTATION RATES - Commencing upon the date of execution, the rates, charges and surcharges to be paid by Shipper to Transporter for the transportation service provided herein, shall be in accordance with Transporter's Rate Schedule FT-A and the General Terms and Conditions of Transporter's FERC Gas Tariff.

          6.2 INCIDENTAL CHARGES - Shipper agrees to reimburse Transporter for any filing or similar fees, which have not been previously paid by Shipper, which Transporter incurs in rendering service hereunder.

          6.3 CHANGES IN RATES AND CHARGES - Shipper agrees that Transporter shall have the unilateral right to file with the appropriate regulatory authority and make effective changes in
          (a) the rates and charges applicable to service pursuant to Transporter's Rate Schedule FT-A (b) the rate schedule(s) pursuant to which service hereunder is rendered, or (c) any provision of the General Terms and Conditions applicable to those rate schedules. Transporter agrees that Shipper may protest or contest the aforementioned filings, or may seek authorization from duly constituted regulatory authorities for such adjustment of Transporter's existing FERC Gas Tariff as may be found necessary to assure Transporter's just and reasonable rates.

                                     ARTICLE VII
                                BILLINGS AND PAYMENTS

          Transporter shall bill and Shipper shall pay all rates and charges in accordance with Articles V and VI, respectively, of the General Terms and Conditions of Transporter's FERC Gas Tariff.

                                     ARTICLE VIII
                             GENERAL TERMS AND CONDITIONS

          This Agreement shall be subject to the effective provisions of Transporter's Rate Schedule FT-A and to the General Terms and Conditions incorporated therein, as the same may be changed or superseded from time to time in accordance with the rules and regulations of the FERC.

                                      ARTICLE IX
                                      REGULATION

          9.l This Agreement shall be Subject to all applicable and lawful governmental statutes, orders, rules and regulations and is contingent upon the receipt and continuation of all necessary regulatory approvals or authorizations upon terms acceptable to Transporter. This Agreement shall be void and of no force and effect if any necessary regulatory approval is not so obtained or continued. All parties hereto shall cooperate to obtain or continue all necessary approvals or authorizations, but no party shall be liable to any other party for failure to obtain or continue such approvals or authorizations.

          9.2 The transportation service described herein shall be provided subject to Part 284, Subpart G of the FERC Regulations.

                                      ARTICLE X
                         RESPONSIBILITY DURING TRANSPORTATION

          Except as herein specified the responsibility for gas during transportation shall be as stated in the General Terms and Conditions of Transporter's FERC Gas Tariff Volume No. 1.


                                      ARTICLE XI
                                      WARRANTIES

          11.1 In addition to the warranties set forth in Article IX of the General Terms and Conditions of Transporter's FERC Gas Tariff, Shipper warrants the following:

               a. Shipper warrants that all upstream and downstream transportation arrangements are in place, or will be in place as of the requested effective date of service, and that it has advised the upstream and downstream transporters of the receipt and delivery points under this Agreement and any quantity limitations for each point as specified on Exhibit A attached hereto.
                    Shipper agrees to indemnify and hold Transporter harmless for refusal to transport gas hereunder in the event any upstream or downstream transporter fails to receive or deliver gas as contemplated by this Agreement.






               (b) Shipper agrees to indemnify and hold Transporter harmless from all suits, actions, debts, accounts, damages, costs, losses and expenses (including reasonable attorneys fees) arising from or out of breach of any warranty, express or implied, by Shipper herein.

          11.2 Transporter shall not be obligated to provide or continue service hereunder in the event of any breach of warranty.

                                     ARTICLE XII
                                         TERM

          12.1 This Agreement shall be effective as of September 1, 1993, and shall remain in force and effect until October 31, 2000 ("Primary Term" ) and on a month to month basis thereafter unless terminated by either Party upon at least thirty (30) days prior written notice to the other Party; provided, however, that if the Primary Term is one year or more, then unless Shipper elects upon one year's prior written notice to Transporter to request a lesser extension term, the Agreement shall automatically extend upon the expiration of the primary term for a term of five years; and shall automatically extend for successive five year terms thereafter unless shipper provides notice as described above in advance of the expiration of a succeeding term; provided further, if the FERC or other governmental body having jurisdiction over the service rendered pursuant to this Agreement authorizes abandonment of such service, this Agreement shall terminate on the abandonment date permitted by the FERC or such other governmental body.


          12.2 Any portions of this Agreement necessary to correct or cash-out imbalances under this Agreement as required by the General Terms and Conditions of Transporter's FERC Gas Tariff Volume No. 1 shall survive the other parts of this Agreement until such time as such balancing has been accomplished.

          12.3 This Agreement will terminate upon notice from Transporter in the event Shipper fails to pay all of the amount of any bill for service rendered by Transporter hereunder in accord with the terms and conditions of Article VI of the General Terms and Conditions o? Transporter's FERC Tariff.

                                     ARTICLE XIII
                                        NOTICE

          Except as otherwise provided in the General Terms and Conditions applicable to this Agreement, any notice under this Agreement shall be in writing and mailed to the post office address of the party intended to receive the same, as follows:

                    TRANSPORTER:   Tennessee Gas Pipeline Company





                                   P. O. Box 2511
                                   Houston, Texas  77252-2511
                                   Attention:  Transportation Marketing

                    SHIPPER:

                    NOTICES: Pennsylvania & Southern Gas Company 102 Desmond Street
                                   Sayre, PA 18840
                                   Attention:  James W. Carl

                    BILLING: Pennsylvania & Southern Gas Company 102 Desmond Street
                                   Sayre, PA  18840
                                   Attention:  James W. Carl

          or to such other address as either Party shall designate by formal written notice to the other.

                                     ARTICLE XIV
                                     ASSIGNMENTS

          14.1 Either Party may assign or pledge this Agreement and all rights and obligations hereunder under the provisions of any mortgage, deed of trust, indenture, or other instrument which it has executed or may execute hereafter as security for indebtedness. Either party may without relieving itself of its obligation under this Agreement, assign any of its rights hereunder to a company with which it is affiliated, otherwise, Shipper shall not assign this Agreement or any of its rights hereunder, except in accord with Article III, Section 11 of the General Terms and Conditions.

          14.2 Any person which shall succeed by purchase, merger, or consolidation to the properties, substantially as an entirety, of either Party hereto shall be entitled to the rights and shall be subject to the obligations of its predecessor in interest under this Agreement.

                                      ARTICLE XV
                                    MISCELLANEOUS

          15.1 The interpretation and performance of this contract shall be in accordance with and controlled by the laws of the State of Texas, without regard to the doctrines governing choice of law.

          15.2 If any provisions of this Agreement is declared null and void, or voidable, by a court of competent jurisdiction, then that provision will be considered severable at either party's option; and if the severability option is exercised, the remaining provisions of the Agreement shall remain in full force and effect.

          15.3   Unless otherwise  expressly provided in  this Agreement or





          Transporter's Gas Tariff, no modification of or supplement to the terms and provisions stated in this agreement shall be or become effective, except by the execution of by both Parties of a written amendment.





          15.4 Exhibit A attached hereto is incorporated herein by reference and made a part hereof for all purposes.

               IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duty executed in several counterparts as of the date first hereinabove written.

                                        TENNESSEE GAS PIPELINE COMPANY

                                        BY: /S/ Glen Schuler
                                             Agent and Attorney-in-Fact


                                        PENNSYLVANIA & SOUTHERN GAS COMPANY

                                        BY: /S/ James W. Carl

                                        TITLE:  Vice President

                                        DATE:  August 25, 1993